Exhibit 99.1

LINN ENERGY REPORTS THIRD-QUARTER 2017 RESULTS
HOUSTON, November 14, 2017 - LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) announces financial and operating results for the third quarter of 2017 and provides updated guidance for the fourth quarter and full-year 2017.
The Company highlights the following:

•	Met or exceeded production, revenue and expense guidance for the last three quarters in a row

•	Exceeded $1.5 billion in closed and pending asset sales, with additional transactions expected to be announced before year end

•	Pro forma for pending transactions, LINN is expected to have more than $430 million in cash and is actively evaluating ways to return capital to its shareholders

•	Eliminated all debt and negotiated a new $500 million credit facility

•
Increased share repurchase program to $400 million and as of October 31, 2017, repurchased ~5.2 million shares for ~$179 million at an average price of $34.52 per share, representing almost 6 percent of outstanding shares

•	Closed on the transaction to form Roan Resources LLC (“Roan”)

•	Tony Maranto, former head of EOG-Oklahoma City, named as President and Chief Executive Officer of Roan

•	Successfully drilled and completed two horizontal wells in Ruston, North Louisiana with peak IP-30 rates of 11 MMcf/d and 19.4 MMcf/d, respectively
“Our tremendous success this year is evident in our share performance as we have consistently met or exceeded operating guidance. During the quarter we met a major milestone as we closed on the transaction to form Roan, a new pure play company with approximately 140,000 total net acres (1) focused on the accelerated development of the prolific Merge/SCOOP/STACK play in Oklahoma. Tony Maranto was recently named Chief Executive Officer for Roan and we are confident that his leadership and strong operating background in the Mid-Continent will lead this new company to a successful future. In addition, construction of LINN’s Chisholm Trail Cryogenic facility remains on track and we are also evaluating development plans for several emerging growth plays, including the NW STACK, North Louisiana and East Texas,” said Mark E. Ellis, LINN’s President and Chief Executive Officer.

(1)	Total net acres is defined as the sum of LINN net acres and Citizen Energy II, LLC net acres as represented for each company in the agreement
“Over the past eight months, we have surpassed $1.5 billion of announced asset sales from more than a dozen separate transactions. This success allowed us to eliminate all our debt and repurchase our shares at attractive prices. With the closing of the Williston and Washakie transactions, we anticipate a sizeable cash balance and are actively evaluating ways to return capital to our shareholders,” said Evan Lederman, Chairman of the Board.
Key Financial Results (1)

Third Quarter
$ in millions, except per unit amounts	2017	2016
Average daily production (MMcfe/d)	586	809
Total oil, natural gas and NGL revenues	$ 206	$ 238
Income (loss) from continuing operations	$ 51	$ (96)
Income (loss) from discontinued operations, net of income taxes	$ 86	$ (102)
Net income (loss)	$ 137	$ (198)
Adjusted EBITDAX (a non-GAAP financial measure)(3)	$ 93	$ 91
Total debt(4)	$ –	$ 5,961(2)
Net cash provided by operating activities	$ 75	$ 51
Oil and natural gas capital	$ 81	$ 26
Total capital	$ 123	$ 44

(1)	All amounts reflect continuing operations with the exception of net income

(2)	Includes approximately $4,023 million classified as liabilities subject to compromise on the balance sheet

(3)
Excludes Adjusted EBITDAX from discontinued operations of approximately $3 million and $56 million for the three months ended September 30, 2017, and for the three months ended September 30, 2016, respectively

(4)	As of September 30, 2017 and September 30, 2016

Asset Sales Exceed $1.5 Billion; Additional Transactions Expected Before Year End
In October, LINN announced the sale of its Williston properties for $285 million and its Washakie properties for $200 million, which are expected to close in the fourth quarter of 2017. Year-to-date, the Company has exceeded $1.5 billion in announced and closed asset sales from more than a dozen separate transactions. LINN is currently marketing its remaining assets in the Permian Basin along with its interest in the Altamont Bluebell Field in Utah. The Company is also beginning to market its mature waterfloods in Oklahoma and plans to sell its interest in the Drunkards Wash Field in Utah. LINN continues to evaluate strategic opportunities that increase shareholder value, which may include the sale of additional assets.
Strong Balance Sheet and Share Repurchase Program
With the proceeds received from its successful divestiture program, LINN has extinguished all outstanding debt, negotiated a new $500 million credit facility and begun executing on a share repurchase program. As of October 31, 2017, LINN has repurchased approximately 5.2 million shares for $179 million at an average price of $34.52 per share. On October 4, 2017, the Board of Directors authorized an increase to the share repurchase program to $400 million. For clarification, the recent S‑1 registration statement and prospectus filed with the Securities and Exchange Commission relates to the resale of shares originally issued at emergence from bankruptcy. No new shares are being issued or offered.
Roan Resources LLC
On August 31, 2017, the Company completed a transaction in which LINN and Citizen Energy II, LLC each contributed certain upstream assets located in the prolific Merge/SCOOP/STACK play in Oklahoma to a newly formed company, Roan Resources LLC (“Roan”). In exchange, each party received a 50 percent equity interest in Roan, subject to customary post-closing adjustments.
Roan recently announced Tony Maranto has been named President and Chief Executive Officer and a member of the Board of Directors. He has two decades of leadership experience at EOG Resources, Inc., including more than a decade as Vice President and General Manager of EOG - Oklahoma City and was responsible for their Mid-Continent operations. Mr. Maranto brings more than 35 years of experience in the oil and natural gas industry to Roan. He holds a Master of Business Administration from Centenary College and a Bachelor of Science in Petroleum Engineering from Louisiana Tech University.
Operationally, Roan averaged net production of approximately 23,500 BOE/d in September 2017 and currently operates five drilling rigs. Entering the fourth quarter, Roan has 25 drilled but uncompleted wells (DUCs) with approximately 38 miles of uncompleted lateral length. During the quarter, Roan accelerated its pace of activity by increasing from three frac crews to four and plans on adding a sixth drilling rig in the quarter.
NW STACK
The Company has a significant acreage position in the NW STACK in which offset horizontal results in the Osage and Meramec have been positive with recent IP-30 rates of more than 1,000 BOE/d. With increased industry activity in the area, LINN is evaluating deploying a rig in 2018 to test horizontal development potential.
Chisholm Trail Update
All of LINN’s acreage contributed to Roan remains dedicated to Chisholm Trail, which is located in the heart of the prolific liquids-rich Merge/SCOOP/STACK play. It has ~30 miles of existing gas gathering pipeline, a 60 MMcf/d refrigeration facility with current throughput of 40 MMcf/d and has access to offload an additional 20 MMcf/d. Construction is underway on a highly efficient, state-of-the-art cryogenic gas processing system with a total capacity of 250 MMcf/d which is expected to be commissioned during the second quarter of 2018. Blue Mountain Midstream LLC, a LINN subsidiary, is pursuing third-party dedications to accelerate throughput growth for the facility.
North Louisiana Update
LINN recently drilled two operated horizontal wells in Ruston for its first test of the Lower Red and its third test of the Upper Red. The recently completed Lower Red test resulted in a choke managed 24-hr IP rate of 12.7 MMcf/d and a peak IP-30 rate of 11 MMcf/d. The Upper Red test resulted in a choke managed 24-hr IP rate of 20.4 MMcf/d a peak IP-30 rate of 19.4 MMcf/d.
East Texas Update
Horizontal activity is increasing in several prospective formations in East Texas including the Cotton Valley and Bossier formations. The Company sees significant upside by applying enhanced horizontal drilling and completion technologies across its acreage position where LINN has successfully drilled and completed two operated horizontal wells. Both of these wells are in initial flow back operations.

Capital
The Company has increased capital guidance for the full year 2017 from $338 million to $360 million. The increase is primarily related to value accretive leasing in the Merge and the acceleration of Chisholm Trail capital.
Third Quarter Actuals versus Adjusted Guidance

	Q3 Actuals	Adjusted Q3 Guidance
Net Production (MMcfe/d)	586	540	–	600
Natural gas (MMcf/d)	368	330	–	365
Oil (Bbls/d)	17,700	16,000	–	18,000
NGL (Bbls/d)	18,500	19,000	–	21,000

Other revenues, net (in thousands) (1)	$ 10,762	$ 7,000	–	$ 8,000

Costs (in thousands)	$ 108,181	$ 101,000	–	$ 111,000
Lease operating expenses	$ 61,272	$ 56,000	–	$ 62,000
Transportation expenses	$ 34,541	$ 31,000	–	$ 34,000
Taxes, other than income taxes	$ 12,368	$ 14,000	–	$ 15,000

General and administrative expenses (2)	$ 23,758	$ 24,000	–	$ 27,000

Costs per Mcfe (Mid-Point)	$ 2.01	$ 2.03
Lease operating expenses	$ 1.14	$ 1.13
Transportation expenses	$ 0.64	$ 0.62
Taxes, other than income taxes	$ 0.23	$ 0.28

General and administrative expenses (2)	$ 0.44	$ 0.49

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX(3)	$ 93,411	$ 71,000
Interest expense	$ 223	$ 1,000
Oil and natural gas capital	$ 80,814	$ 78,000
Total capital	$ 123,109	$ 116,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($0.27)	($0.35)	–	($0.25)
Oil (Bbl)	($2.62)	($4.00)	–	($3.00)
NGL price as a % of crude oil price	51%	34% – 40%
_________________________________________________________

(1)	Includes other revenues and margin on marketing activities

(2)	As included in operating cash flow and excludes share-based compensation expenses of approximately $6 million

(3)	Excludes Adjusted EBITDAX from discontinued operations of approximately $3 million

Fourth Quarter and Full Year 2017 Guidance Update
Guidance estimates have been adjusted for the sale assets located in Jonah, Salt Creek, South Texas, Permian, California, Washakie and Williston and for the assets contributed to Roan. The guidance provided below excludes LINN’s 50 percent equity interest in Roan after closing.

	Q4 2017E	FY 2017E
Net Production (MMcfe/d)	472 – 507	620 – 645
Natural gas (MMcf/d)	300 – 324	394 – 408
Oil (Bbls/d)	12,400 – 13,200	17,700 – 18,500
NGL (Bbls/d)	16,300 – 17,300	20,000 – 21,000

Other revenues, net (in thousands) (1)	$ 8,000 – $ 10,000	$ 45,000 – $ 47,000

Costs (in thousands)	$ 94,000 – $ 100,000	$ 465,000 – $ 471,000
Lease operating expenses	$ 54,000 – $ 57,000	$ 261,000 – $ 264,000
Transportation expenses	$ 28,000 – $ 30,000	$ 140,000 – $ 142,000
Taxes, other than income taxes	$ 12,000 – $ 13,000	$ 64,000 – $ 65,000

General and administrative expenses (2)	$ 20,000 – $ 23,000	$ 91,000 – $ 93,000

Costs per Mcfe (Mid-Point)	$ 2.15	$ 2.03
Lease operating expenses	$ 1.23	$ 1.14
Transportation expenses	$ 0.64	$ 0.61
Taxes, other than income taxes	$ 0.28	$ 0.28

General and administrative expenses (2)	$ 0.48	$ 0.40

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX(3)	$ 67,000	$ 386,000
Interest expense	$ –	$ 29,000
Oil and natural gas capital	$ 37,000	$ 245,000
Total capital	$ 77,000	$ 360,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.34) – ($ 0.28)	($ 0.29) – ($ 0.26)
Oil (Bbl)	($ 3.50) – ($ 2.50)	($ 3.50) – ($ 3.00)
NGL price as a % of crude oil price	40% – 44%	40% – 45%

Unhedged Commodity Price Assumptions (4)	Oct	Nov	Dec	2017E
Natural gas (MMBtu)	$ 2.97	$ 2.75	$ 2.98	$ 3.10
Oil (Bbl)	$ 51.60	$ 54.83	$ 55.64	$ 50.59
NGL (Bbl)	$ 21.15	$ 22.52	$ 24.79	$ 21.49
_________________________________________________________

(1)	Includes other revenues and margin on marketing activities

(2)	As included in operating cash flow and excludes share-based compensation expenses

(3)	Excludes Adjusted EBITDAX from discontinued operations of approximately $30 million for FY 2017E

(4)	Strip prices as of November 3, 2017

Hedging Update
In October, the Company added 60 MMMBtu/d of 2018 natural gas hedges.

	4Q 2017		2018		2019
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	340	$3.18	191	$3.02	31	$2.97
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	12,000	$52.13	1,500	$54.07	—	—
Collars	—	—	5,000	$50.00 - $55.50	5,000	$50.00 - $55.50

Form 10‑Q / Earnings Call
LINN plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, with the Securities and Exchange Commission on November 14, 2017, and will host a conference call Tuesday, November 14, 2017, at 11 a.m. (CDT) to discuss the Company’s third quarter 2017 results followed by a question and answer session. Investors and analysts are invited to participate in the call by dialing (844) 625-4392, or (409) 497-0988 for international calls using Conference ID: 97163522. Interested parties may also listen over the internet at www.linnenergy.com. A replay of the call will be available on the company’s website or by phone until November 28, 2017. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls using Conference ID: 97163522.
Supplemental information can be found at the following link on our website: http://ir.linnenergy.com/presentations.cfm
About LINN Energy
LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC, as well as through its midstream operations in that area. Additionally, the Company is pursuing emerging horizontal opportunities in Oklahoma, North Louisiana and East Texas, while continuing to add value by efficiently operating and applying new technology to a diverse set of long-life producing assets.
Forward-Looking Statements
Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the timing and outcome of the accounting work and audit for the third quarter 2017, any delay in filing of required periodic reports with the Securities and Exchange Commission, our financial performance and results, availability of sufficient cash flow to execute our business plan, ability to execute planned asset sales, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.
CONTACTS: LINN Energy, Inc.
Investors:
Thomas Belsha, Vice President - Investor Relations & Corporate Development
(281) 840-4110
ir@linnenergy.com

Condensed Consolidated Balance Sheets (Unaudited)

	Successor	Predecessor
	September 30, 2017	December 31, 2016
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$32,042	$694,857
Accounts receivable – trade, net	165,045	198,064
Derivative instruments	6,220	—
Restricted cash	51,322	1,602
Other current assets	85,937	105,310
Current assets of discontinued operations	—	701
Total current assets	340,566	1,000,534

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	1,248,246	12,349,117
Less accumulated depletion and amortization	(53,370)	(9,843,908)
	1,194,876	2,505,209

Other property and equipment	472,332	618,262
Less accumulated depreciation	(22,067)	(217,724)
	450,265	400,538

Derivative instruments	4,582	—
Deferred income taxes	476,419	—
Equity method investments	461,460	6,200
Other noncurrent assets	7,449	7,784
Noncurrent assets of discontinued operations	—	740,326
	949,910	754,310
Total noncurrent assets	2,595,051	3,660,057
Total assets	$2,935,617	$4,660,591

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$280,797	$295,081
Derivative instruments	547	82,508
Current portion of long-term debt, net	—	1,937,729
Other accrued liabilities	100,755	25,979
Current liabilities of discontinued operations	—	321
Total current liabilities	382,099	2,341,618

Condensed Consolidated Balance Sheets - Continued (Unaudited)

	Successor	Predecessor
	September 30, 2017	December 31, 2016
(in thousands)
Derivative instruments	229	11,349
Other noncurrent liabilities	260,133	360,405
Noncurrent liabilities of discontinued operations	—	39,202
Liabilities subject to compromise	—	4,305,005

Equity (deficit):
Predecessor units issued and outstanding	—	5,386,885
Predecessor accumulated deficit	—	(7,783,873)
Successor Class A common stock	85	—
Successor additional paid-in capital	1,926,722	—
Successor retained earnings	349,864	—
Total common stockholders’/unitholders’ equity (deficit)	2,276,671	(2,396,988)
Noncontrolling interests	16,485	—
Total equity (deficit)	2,293,156	(2,396,988)
Total liabilities and equity (deficit)	$2,935,617	$4,660,591

Condensed Consolidated Statements of Operations (Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
(in thousands, except per share and per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$206,318	$237,986
Gains (losses) on oil and natural gas derivatives	(14,497)	166
Marketing revenues	38,493	9,249
Other revenues	6,368	19,574
	236,682	266,975
Expenses:
Lease operating expenses	61,272	67,234
Transportation expenses	34,541	40,986
Marketing expenses	34,099	6,933
General and administrative expenses	30,035	48,471
Exploration costs	171	4
Depreciation, depletion and amortization	29,657	87,413
Impairment of long-lived assets	—	41,728
Taxes, other than income taxes	12,368	18,003
(Gains) losses on sale of assets and other, net	(26,977)	2,532
	175,166	313,304
Other income and (expenses):
Interest expense, net of amounts capitalized	(223)	(25,283)
Earnings from equity method investments	2,575	222
Other, net	(4,237)	(200)
	(1,885)	(25,261)
Reorganization items, net	(2,605)	(28,361)
Income (loss) from continuing operations before income taxes	57,026	(99,951)
Income tax expense (benefit)	5,996	(3,650)
Income (loss) from continuing operations	51,030	(96,301)
Income (loss) from discontinued operations, net of income taxes	86,099	(102,064)
Net income (loss)	137,129	(198,365)
Net income attributable to noncontrolling interests	66	—
Net income (loss) attributable to common stockholders/unitholders	$137,063	$(198,365)

Income (loss) per share/unit attributable to common stockholders/unitholders:
Income (loss) from continuing operations per share/unit – Basic	$0.58	$(0.27)
Income (loss) from continuing operations per share/unit – Diluted	$0.57	$(0.27)

Income (loss) from discontinued operations per share/unit – Basic	$0.98	$(0.29)
Income (loss) from discontinued operations per share/unit – Diluted	$0.97	$(0.29)

Net income (loss) per share/unit – Basic	$1.56	$(0.56)
Net income (loss) per share/unit – Diluted	$1.54	$(0.56)

Weighted average shares/units outstanding – Basic	87,796	352,792
Weighted average shares/units outstanding – Diluted	88,999	352,792

Condensed Consolidated Statements of Operations - Continued (Unaudited)

	Successor	Predecessor
	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017	Nine Months Ended September 30, 2016
(in thousands, except per share and per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$529,810	$188,885	$618,274
Gains (losses) on oil and natural gas derivatives	19,258	92,691	(74,175)
Marketing revenues	53,954	6,636	26,861
Other revenues	14,787	9,915	71,521
	617,809	298,127	642,481
Expenses:
Lease operating expenses	156,959	49,665	220,847
Transportation expenses	85,652	25,972	124,609
Marketing expenses	43,614	4,820	21,493
General and administrative expenses	74,904	71,745	184,360
Exploration costs	1,037	93	2,745
Depreciation, depletion and amortization	101,558	47,155	262,880
Impairment of long-lived assets	—	—	165,044
Taxes, other than income taxes	37,316	14,877	53,544
(Gains) losses on sale of assets and other, net	(333,371)	829	6,607
	167,669	215,156	1,042,129
Other income and (expenses):
Interest expense, net of amounts capitalized	(11,974)	(16,725)	(159,476)
Earnings from equity method investments	2,705	157	511
Other, net	(5,788)	(149)	(1,358)
	(15,057)	(16,717)	(160,323)
Reorganization items, net	(8,547)	2,331,189	457,437
Income (loss) from continuing operations before income taxes	426,536	2,397,443	(102,534)
Income tax expense (benefit)	159,451	(166)	2,944
Income (loss) from continuing operations	267,085	2,397,609	(105,478)
Income (loss) from discontinued operations, net of income taxes	82,845	(548)	(1,232,141)
Net income (loss)	349,930	2,397,061	(1,337,619)
Net income attributable to noncontrolling interests	66	—	—
Net income (loss) attributable to common stockholders/unitholders	$349,864	$2,397,061	$(1,337,619)

Income (loss) per share/unit attributable to common stockholders/unitholders:
Income (loss) from continuing operations per share/unit – Basic	$3.00	$6.80	$(0.30)
Income (loss) from continuing operations per share/unit – Diluted	$2.97	$6.80	$(0.30)

Income (loss) from discontinued operations per share/unit – Basic	$0.93	$(0.01)	$(3.49)
Income (loss) from discontinued operations per share/unit – Diluted	$0.93	$(0.01)	$(3.49)

Net income (loss) per share/unit – Basic	$3.93	$6.79	$(3.79)
Net income (loss) per share/unit – Diluted	$3.90	$6.79	$(3.79)

Weighted average shares/units outstanding – Basic	88,966	352,792	352,606
Weighted average shares/units outstanding – Diluted	89,784	352,792	352,606

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Successor	Predecessor
	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017	Nine Months Ended September 30, 2016
(in thousands)
Cash flow from operating activities:
Net income (loss)	$349,930	$2,397,061	$(1,337,619)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(82,845)	548	1,232,141
Depreciation, depletion and amortization	101,558	47,155	262,880
Impairment of long-lived assets	—	—	165,044
Deferred income taxes	116,446	(166)	831
Noncash (gains) losses on oil and natural gas derivatives	380	(104,263)	931,085
Share-based compensation expenses	25,876	50,255	24,514
Amortization and write-off of deferred financing fees	3,349	1,338	11,288
(Gains) losses on sale of assets and other, net	(357,510)	1,069	5,534
Reorganization items, net	—	(2,359,364)	(485,831)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	15,549	(7,216)	(27,857)
(Increase) decrease in other assets	3,908	402	(17,111)
(Increase) decrease in restricted cash	2,151	(80,164)	—
Increase (decrease) in accounts payable and accrued expenses	(43,213)	20,949	64,252
Increase in other liabilities	56,460	2,801	21,679
Net cash provided by (used in) operating activities – continuing operations	192,039	(29,595)	850,830
Net cash provided by operating activities – discontinued operations	2,566	8,781	34,362
Net cash provided by (used in) operating activities	194,605	(20,814)	885,192

Cash flow from investing activities:
Development of oil and natural gas properties	(136,638)	(50,597)	(118,920)
Purchases of other property and equipment	(60,656)	(7,409)	(25,955)
Proceeds from sale of properties and equipment and other	703,234	(166)	(3,321)
Net cash provided by (used in) investing activities – continuing operations	505,940	(58,172)	(148,196)
Net cash provided by (used in) investing activities – discontinued operations	345,643	(584)	19,133
Net cash provided by (used in) investing activities	851,583	(58,756)	(129,063)

Condensed Consolidated Statements of Cash Flows - Continued (Unaudited)

	Successor	Predecessor
	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017	Nine Months Ended September 30, 2016
(in thousands)
Cash flow from financing activities:
Proceeds from rights offerings, net	—	514,069	—
Repurchases of shares	(156,091)	—	—
Proceeds from borrowings	190,000	—	978,500
Repayments of debt	(1,090,000)	(1,038,986)	(913,210)
Debt issuance costs paid	(7,229)	—	(692)
Payment to holders of claims under the second lien notes	—	(30,000)	—
Other	(5,181)	(6,015)	(20,687)
Net cash provided by (used in) financing activities – continuing operations	(1,068,501)	(560,932)	43,911
Net cash used in financing activities – discontinued operations	—	—	(1,701)
Net cash provided by (used in) financing activities	(1,068,501)	(560,932)	42,210

Net increase (decrease) in cash and cash equivalents	(22,313)	(640,502)	798,339
Cash and cash equivalents:
Beginning	54,355	694,857	2,168
Ending	32,042	54,355	800,507
Less cash and cash equivalents of discontinued operations at end of period	—	—	(29,647)
Ending – continuing operations	$32,042	$54,355	$770,860

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.
Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.
The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017 (1)	2016
	(in thousands)

Net income (loss)	$137,129	$(198,365)	$2,746,991	$(1,337,619)
Plus (less):
(Income) loss from discontinued operations	(86,099)	102,064	(82,297)	1,232,141
Interest expense	223	25,283	28,699	159,476
Income tax expense (benefit)	5,996	(3,650)	159,285	2,944
Depreciation, depletion and amortization	29,657	87,413	148,713	262,880
Exploration costs	171	4	1,130	2,745
EBITDAX	87,077	12,749	3,002,521	322,567
Plus (less):
Impairment of long-lived assets	—	41,728	—	165,044
Noncash (gains) losses on oil and natural gas derivatives	26,346	(166)	(103,743)	574,250
Noncash settlements on derivatives (2)	—	—	—	34,335
Accrued settlements on oil derivative contracts related to current production period (3)	(1,685)	—	1,200	(73,354)
Share-based compensation expenses	6,277	5,961	76,131	24,514
Write-off of deferred financing fees	2,975	54	2,975	1,402
Earnings from equity method investments	(2,575)	(222)	(2,862)	(511)
(Gains) losses on sale of assets and other, net (4)	(27,609)	2,384	(334,729)	6,049
Reorganization items, net (5)	2,605	28,361	(2,322,642)	(457,437)
Adjusted EBITDAX	$93,411	$90,849	$318,851	$596,859

Adjusted EBITDAX (Non-GAAP Measure) - Continued

In addition, the Company reported the following other items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017(1)	2016
	(in thousands)

Prepetition restructuring costs included in general and administrative expenses (6)	$—	$—	$—	$19,567
Premiums paid for put options that settled during the period (7)	—	—	—	(58,246)

(1)	All amounts reflect the combined results of the seven months ended September 30, 2017 (successor) and the two months ended February 28, 2017 (predecessor).

(2)
Represent derivative settlements that were paid directly by the counterparties to the lenders under the predecessor’s credit facility, and as such were not included on the Company’s consolidated statement of cash flows.

(3)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.

(4)	Primarily represent gains or losses on the sale of assets and gains or losses on inventory valuation.

(5)
Represent costs and income directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

(6)
Represent restructuring costs incurred by the Company prior to its filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code, which are included in general and administrative expenses.

(7)	Represent premiums paid at inception for put options that settled during the respective period. The Company has not purchased any put options since 2012.